                                        ----------------------------------------
                                        RADIAN INTERNATIONAL LLC
                                        (A DELAWARE LIMITED LIABILITY COMPANY)

                                        Consolidated Financial Statements for
                                        the Years Ended December 31, 1997 and
                                        1996 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


To the Members Committee
Radian International LLC
Austin, Texas

We have audited the accompanying consolidated balance sheets of Radian International LLC and subsidiaries (a Delaware limited liability company) (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of operations, members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Houston, Texas

January 30, 1998

RADIAN INTERNATIONAL LLC
(A DELAWARE LIMITED LIABILITY COMPANY)


CONSOLIDATED BALANCE SHEETS, DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------

ASSETS                                                1997           1996
CURRENT ASSETS:
   Cash and cash equivalents                   $   2,319,038   $   1,847,715
   Trade accounts receivable, net                 75,969,419      74,094,266
   Inventories                                     4,602,934       5,727,062
   Other current assets                            7,902,832       4,697,229
                                               -------------   -------------

        Total current assets                      90,794,223      86,366,272


PROPERTY AND EQUIPMENT, Net                       32,583,658      30,460,753

GOODWILL, Net                                     17,032,010      24,776,474

RETAINAGE RECEIVABLE                               6,242,905       6,307,292

OTHER ASSETS                                      13,058,922       9,299,655
                                               -------------   -------------
TOTAL ASSETS                                   $ 159,711,718   $ 157,210,446
                                               -------------   -------------
                                               -------------   -------------
LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
   Short-term borrowings                       $  37,882,381      $  979,266
   Current portion of long-term debt                  20,462       1,883,333
   Trade accounts payable                         11,250,385      14,589,375
   Accrued payroll and related items              12,154,016       7,688,617
   Accrued income taxes                              511,361         229,179
   Restructuring and termination liabilities       5,155,748       3,443,000
   Other current liabilities                      13,645,636       2,864,100
                                               -------------   -------------

        Total current liabilities                 80,619,989      31,676,870

EMPLOYEE BENEFIT PLANS                             6,529,643       5,833,557

LONG-TERM DEBT                                       204,620      26,772,422

OTHER LONG-TERM LIABILITIES                          606,590         463,024
                                               -------------   -------------
        Total liabilities                         87,960,842      64,745,873

COMMITMENTS AND CONTINGENCIES (Note 16)

MINORITY INTEREST IN SUBSIDIARIES                    427,806         475,005

MEMBERS' EQUITY                                   71,323,070      91,989,568
                                               -------------   -------------
TOTAL LIABILITIES AND MEMBERS' EQUITY         $  159,711,718  $  157,210,446
                                               -------------   -------------
                                               -------------   -------------

See notes to consolidated financial statements.

RADIAN INTERNATIONAL LLC
(A DELAWARE LIMITED LIABILITY COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
------------------------------------------------------------------------------

                                                        1997              1996
REVENUE:
   Commercial contracts                        $ 166,395,723     $ 174,391,128
   United States government contracts            121,623,359       117,795,426
                                               -------------     -------------
                Total revenue                    288,019,082       292,186,554

COST OF SERVICES AND SALES                       177,841,179       170,092,658
                                               -------------     -------------

GROSS PROFIT                                     110,177,903       122,093,896

OVERHEAD AND GENERAL AND ADMINISTRATIVE
   EXPENSES                                      132,444,322       126,701,090

INTEREST EXPENSE                                   2,593,680         1,684,408

GAIN ON SALE OF BUSINESS UNITS                                      (2,357,062)
                                               -------------     -------------

LOSS BEFORE INCOME TAXES                         (24,860,099)       (3,934,540)

PROVISION FOR INCOME TAXES                         1,139,869           256,333
                                               -------------     -------------
NET LOSS                                       $ (25,999,968)    $  (4,190,873)
                                               -------------     -------------
                                               -------------     -------------

See notes to consolidated financial statements.

RADIAN INTERNATIONAL LLC
(A DELAWARE LIMITED LIABILITY COMPANY)



CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
-----------------------------------------------------------------------------------------------

                                                    TOTAL               DOW             HSB
INITIAL CONTRIBUTION - January 1, 1996         $  90,581,645     $  54,348,987   $  36,232,658

   Contribution of subsidiaries                   10,663,136         6,397,882       4,265,254

   Tax distributions to members                   (4,585,780)       (2,751,468)     (1,834,312)

   Additional minimum pension liability             (281,300)         (168,780)       (112,520)

   Unrealized loss on investments                    (17,492)          (10,495)         (6,997)

   Currency translation adjustment                  (179,768)         (107,861)        (71,907)

   Net loss                                       (4,190,873)       (2,514,524)     (1,676,349)
                                               -------------     -------------   -------------

MEMBERS' EQUITY, DECEMBER 31, 1996                91,989,568        55,193,741      36,795,827
                                               -------------     -------------   -------------

   Contributions of investments                      571,418           342,852         228,566

   Capital contribution                              100,744            60,446          40,298

   Return of excess tax distributions              4,361,534         2,616,920       1,744,614

   Additional minimum pension liability              322,475           193,485         128,990

   Unrealized gain on investments, net                42,554            25,532          17,022

   Currency translation adjustment                   (65,255)          (39,153)        (26,102)

   Net loss                                      (25,999,968)      (15,599,981)    (10,399,987)
                                               -------------     -------------   -------------

MEMBERS' EQUITY, DECEMBER 31, 1997             $  71,323,070     $  42,793,842   $  28,529,228
                                               -------------     -------------   -------------
                                               -------------     -------------   -------------

See notes to consolidated financial statements.

RADIAN INTERNATIONAL LLC
(A Delaware Limited Liability Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------------------------------------

                                                                                  1997               1996

OPERATING ACTIVITIES:
   Net loss                                                                 $  (25,999,968)    $  (4,190,873)
   Depreciation and amortization                                                11,095,210        10,503,037
   Gain on sale of business units                                                                 (2,357,062)
   Restructuring liability                                                       5,155,748         3,443,000
   Deferred taxes                                                                   (3,629)         (142,896)
   Write-off of investment in subsidiary                                           129,000
   Impairment of goodwill                                                        7,246,007
   Minority interest in subsidiaries                                               (47,199)
   Currency translation adjustment                                                  65,255          (179,768)
   Loss on disposal of property and equipment                                                          4,870
   Changes in assets and liabilities:
      Trade accounts and retainage receivable                                   (1,810,766)       (6,750,599)
      Inventories                                                                1,124,128         1,533,805
      Other assets                                                              (6,822,429)          153,552
      Trade accounts payable, accrued payroll and related items,
         employee benefit plans and other current liabilities                    9,818,804         2,827,387
                                                                              ------------      ------------

                Cash (used in) provided by operating activities                    (49,839)        4,844,453
                                                                              ------------      ------------

INVESTING ACTIVITIES:
   Purchases of property, equipment and leasehold improvements - net           (15,013,558)      (13,681,459)
   Proceeds from sale of business units                                          2,600,000         3,105,000
                                                                              ------------      ------------

                Cash used in investing activities                              (12,413,558)      (10,576,459)
                                                                              ------------      ------------

FINANCING ACTIVITIES:
   Proceeds from short-term borrowings                                         122,567,383        51,210,740
   Repayments of short-term borrowings                                        (106,518,333)      (39,218,325)
   Cash balances contributed by members                                            100,744         1,982,288
   Proceeds from long-term borrowings                                                                 74,131
   Repayments of long-term debt                                                 (7,576,608)       (1,883,333)
   Return of excess tax distributions                                            4,361,534
   Tax distributions to members                                                                   (4,585,780)
                                                                              ------------      ------------

                Cash provided by financing activities                           12,934,720         7,579,721
                                                                              ------------      ------------

CHANGE IN CASH AND CASH EQUIVALENTS                                                471,323         1,847,715

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                   1,847,715
                                                                              ------------      ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                      $  2,319,038      $  1,847,715
                                                                              ------------      ------------
                                                                              ------------      ------------

SUPPLEMENTAL DISCLOSURE - Cash paid for interest                              $  2,543,596      $  3,055,291
                                                                              ------------      ------------
                                                                              ------------      ------------

See notes to consolidated financial statements.

RADIAN INTERNATIONAL LLC
(A DELAWARE LIMITED LIABILITY COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

1.   BUSINESS AND ORGANIZATION

     BUSINESS - Radian International LLC and subsidiaries (the "Company") is an international engineering and technical services firm specializing in a broad range of engineering, environmental and remediation services to industry and governments worldwide. The Company is headquartered in Austin, Texas, and employs approximately 2,000 people in 33 U.S. offices and 10 international offices. Approximately 40% of the Company's revenues are from government agencies.

     ORGANIZATION - The Company was formed effective January 1, 1996 by The Dow Chemical Company ("Dow") and Dow Environmental, Inc. ("DEI"), a wholly owned subsidiary of Dow, together with the Hartford Steam Boiler Inspection and Insurance Company ("HSB") and Radian Corporation ("Radian"), a wholly owned subsidiary of HSB. Dow, DEI, HSB and Radian entered into an agreement (the "Contribution Agreement") which called for the contribution of substantially all of DEI's and Radian's operating assets to the Company and the assumption of their related liabilities by the Company. The related Limited Liability Company Agreement (the "LLC Agreement") formed the Company in Delaware as a limited liability company, owned 60% by Dow and 40% by HSB through December 31, 1999 and 65% by Dow and 35% by HSB, thereafter. Dow and HSB (the "member companies") have limited personal liability for the obligations or debt of the Company, per the LLC Agreement, which allows for one class of member.

     HSB has an option from December 31, 1997 through December 31, 1998 to require Dow to purchase HSB's interest in the Company for a specified amount, as defined in the Contribution Agreement (see Note 18).

     The assets and liabilities were reflected in the Company's balance sheet at the book value of the member company contributing the asset or liability.
     A condensed summary of the net assets contributed under the Contribution Agreement at January 1, 1996 is as follows:

          Current assets                  $  78,538,733
          Property and equipment, net        29,405,609
          Goodwill, net                      17,266,267
          Other assets                       11,291,081
          Current liabilities               (32,095,213)
          Long-term debt                     (9,416,667)
          Other liabilities                  (4,408,165)
                                          -------------
          Members' equity                 $  90,581,645
                                          -------------
                                          -------------

2.   SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION - The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Related-party accounts receivable and accounts payable are incurred and settled in the normal course of business. Net losses related to minority owners were $3,274 and $6,529 during 1997 and 1996, respectively.

     USE OF ESTIMATES - The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH EQUIVALENTS - The Company considers all short-term cash investments with a maturity of three months or less at the time of purchase to be cash equivalents.

     INCOME RECOGNITION - The Company recognizes revenue from contracts as costs are incurred and includes estimated earned fees in the proportion of costs incurred to date to total estimated costs. Revenues under certain government contracts may be increased or decreased in accordance with cost or performance incentive provisions which measure actual performance against established targets or other criteria. Such incentive fee awards are included in revenue at the time the amounts can be determined. Provision is made for losses on contracts at the time such losses become known. Income from other sales is recognized when earned.

     INVESTMENT SECURITIES - The Company classifies investment securities held in mutual funds as available-for-sale. Accordingly, these investments, which are included in other assets, are carried at their fair market value, with net unrealized gains and losses included in members' equity; however, unrealized losses that are other than temporary are recognized in earnings.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The fair value of the Company's financial instruments, such as cash, cash equivalents, accounts receivable, accounts and notes payable and accrued liabilities, approximate carrying values at December 31, 1997 and 1996. The long-term debt and note payable to members, although with related parties, are at floating interest rates and management believes the carrying value approximates fair value for this debt. At December 31, 1997 and 1996, other current assets included notes receivable of $1,182,024 and $1,446,459, respectively, related to the sale of the Company's Environmental Protection Agency business. The fair value of these notes, based on current market interest rates, was $1,304,065 and $1,604,000 at December 31, 1997 and 1996, respectively.

     PROPERTY AND DEPRECIATION AND AMORTIZATION - Property is carried at cost less accumulated depreciation. Depreciation is calculated on equipment and vehicles on the basis of its estimated useful life (ranging from 3 to 15 years) using both straight-line and accelerated methods. Leasehold improvements are amortized over the term of the lease or the estimated useful life, if shorter. Upon retirement or replacement of an asset, gain or loss is included in operations.

     GOODWILL AND AMORTIZATION - Goodwill is amortized using the straight-line method over periods ranging from five to forty years. The Company periodically assesses the recoverability of goodwill by determining that the estimated undiscounted future cash flows are sufficient to recover the asset's carrying amount. When it is probable that undiscounted future cash flows will not be sufficient to recover the net carrying amount, such excess amounts will be written off (see Note 17).

     INVENTORIES - Inventories are stated at the lower of cost or market. The dollar value weighted average and first-in first-out methods are used to determine the cost of inventories. The Company's inventories consist primarily of chemicals, computer components and gold.

     RESEARCH AND DEVELOPMENT - Research and development costs, which are charged to operations as incurred, aggregated approximately $1,114,858 and $1,488,697 in 1997 and 1996, respectively.

     TRANSLATION OF FOREIGN CURRENCIES - Assets and liabilities of foreign subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rates of exchange prevailing during the year. The related translation adjustment is reflected in members' equity.

     INCOME TAXES - The Company is classified as a partnership for federal income tax purposes and as such, any federal taxable income or loss generated will be included in the tax returns of the member companies. The Company has four US subsidiaries which file separate federal tax returns and the Company files separate state income tax returns. Foreign subsidiaries file separate returns in their respective countries. In accordance with Statement of Financial Accounting Standards ("SFAS")
     No. 109, "Accounting for Income Taxes," income taxes are recognized for
     (a) the amount of taxes payable or refundable for the current year and
     (b) the net change in deferred tax liabilities and assets to be recognized in the future.

     RECLASSIFICATIONS - Certain reclassifications of previously reported 1996 amounts have been made to be consistent with 1997 classifications. Such reclassifications have no effect on net income.

3.   INVESTMENTS

     At December 31, 1997 and 1996, investment securities, which were included in other current assets, consisted of the following:

                                                        1997
                                      ------------------------------------------
                                                                        GROSS
                                                                      UNREALIZED
                                                       ESTIMATED        GAINS
                                          COST        FAIR VALUE       (LOSSES)

Texas Commerce Bank - fixed income    $  2,010,945   $  2,010,156     $    (789)

Texas Commerce Bank - equity             2,435,000      2,495,835        60,835
                                      ------------   ------------     ---------

Total                                 $  4,445,945   $  4,505,991     $  60,046
                                      ------------   ------------     ---------
                                      ------------   ------------     ---------


                                                        1996
                                      -----------------------------------------
                                                                       GROSS
                                                                     UNREALIZED
                                                       ESTIMATED       GAINS
                                          COST        FAIR VALUE      (LOSSES)

Nations Fund - fixed income           $  1,405,476   $  1,376,139    $  (29,337)

Nations Fund - equity                    1,804,021      1,815,866        11,845
                                      ------------   ------------     ---------

Total                                 $  3,209,497   $  3,192,005    $  (17,492)
                                      ------------   ------------     ---------
                                      ------------   ------------     ---------

4.   CONTRIBUTIONS OF BUSINESSES

     Effective July 1, 1996, the Ecobilan S.A. business and net assets were contributed to the Company by Dow (see Note 17). The contribution had been delayed pending consents from appropriate third parties. The net assets were recorded as an increase in members' equity and are summarized as follows:

       Current assets                                    $   3,441,829
       Long-term assets                                        459,289
       Goodwill                                              8,045,200
       Current liabilities                                   1,927,781
                                                         -------------

       Net assets                                        $  10,018,537
                                                         -------------
                                                         -------------

     During 1997, HSB contributed two investments to the Company which are accounted for using the cost method.

5.   TRADE ACCOUNTS RECEIVABLE

     Trade accounts receivable at December 31, 1997 and 1996 consisted of the following:

                                                   1997              1996

       Amounts billed                        $  42,085,011      $  45,234,909
       Allowance for doubtful accounts          (1,765,365)        (1,901,672)
       Amounts unbilled                         27,421,479         22,834,887
       Due from members                          8,228,294          7,926,142
                                             -------------      -------------

       Total                                 $  75,969,419      $  74,094,266
                                             -------------      -------------
                                             -------------      -------------

     Credit balances of $25,347,616 and $17,280,081 were included in amounts unbilled at December 31, 1997 and 1996, respectively, which represented billings in excess of costs incurred and revenue recognized on contracts in progress.

6.   NOTES RECEIVABLE

     At December 31, 1997 and 1996, the Company held the following notes receivable:



                                                                                1997             1996

Note receivable from sale of Environmental Protection Agency business, due July 15, 2001; principal and interest due annually
   at 8.75%                                                                $  1,182,024      $  1,446,459

Note receivable from third party, principal due at the earlier of the Company's demand or January 17, 2000; interest payable
   monthly at prime plus 1.5%                                                   350,000           350,000

Mortgage notes receivable from employees, secured by related property; monthly principal payments due through September 28,
   2015; interest, as calculated in accordance with the note
   agreements, is contingent upon certain events and payable upon
   maturity                                                                   1,415,500         1,306,500
                                                                           ------------      ------------

                                                                              2,947,524         3,102,959

Less current portion                                                           (556,573)         (297,935)
                                                                           ------------      ------------

Long-term portion                                                          $  2,390,951      $  2,805,024
                                                                           ------------      ------------
                                                                           ------------      ------------

     The above amounts are recorded in other current assets and other assets in the accompanying balance sheets.

7.   INVENTORIES

     Inventories at December 31, 1997 and 1996 consisted of the following:

                                                                                1997             1996

       Raw materials and supplies                                          $  1,525,499      $  1,956,163
       Work-in-progress                                                       1,882,211         2,355,828
       Finished goods                                                         1,195,224         1,415,071
                                                                           ------------      ------------

       Total                                                               $  4,602,934      $  5,727,062
                                                                           ------------      ------------
                                                                           ------------      ------------

8.   PROPERTY AND EQUIPMENT

     At December 31, 1997 and 1996, property and equipment, recorded at cost, comprised the following:

                                                            1997          1996

     Furniture, fixtures and leasehold improvements   $  17,185,881  $  20,160,281
     Machinery and equipment                             30,948,114     23,114,474
     Computer equipment                                  29,856,015     24,204,653
     Equipment - construction in progress                 2,905,440      6,823,902
                                                      -------------  -------------

                                                         80,895,450     74,303,310

     Accumulated depreciation and amortization          (48,311,792)   (43,842,557)
                                                      -------------  -------------

     Total                                            $  32,583,658  $  30,460,753
                                                      -------------  -------------
                                                      -------------  -------------

9.   LONG-TERM DEBT AND NOTES PAYABLE

     The Company maintains an uncollateralized revolving credit agreement with Dow which, at December 31, 1997, provided for borrowings of up to $50 million. At December 31, 1997, $35,692,553 was outstanding under this agreement. Interest is payable quarterly, at Dow's LIBOR rate plus 1/8% (5.85% at December 31, 1997); the principal is due on December 31, 1998.
     At December 31, 1996, such amounts were classified as long-term debt based on the maturity date then in effect. As of December 31, 1997 and 1996, foreign subsidiaries have borrowed $2,189,828 and $979,266, respectively, from local Dow affiliates under Intercompany Revolving Loan Agreements.
     The loans have no maturity date and bear interest at local market rates and are included in short-term borrowings in the accompanying balance sheets.

     During 1997, the Company terminated a $5 million uncollateralized short-term line of credit with a bank which had never been utilized. The line of credit was guaranteed by the members and provided for interest at the bank's prime lending rate less 1%.

     The Company has available letters of credit in the amount of $684,910, expiring from June 1998 through January 2000.

     At December 31, 1996, the Company had an uncollateralized note payable of $9,459,941 with HSB, providing interest at HSB's weighted average short-term bank borrowing rate, plus 0.5% (6.10% as of December 31, 1996). This note was paid in full during 1997.

     Maturities of long-term debt and notes payable for the five years subsequent to December 31, 1997 follow:

                    1998                 $  20,462
                    1999                    20,462
                    2000                    20,462
                    2001                    20,462
                    2002                    20,462
                    2003 and thereafter    122,772
                                         ---------

                    Total                $ 225,082
                                         ---------
                                         ---------

10.  INCOME TAXES

     During 1997 and 1996, the provision for income taxes consisted of the following:

                                                  1997
                             -----------------------------------------------
                                Current         Deferred           Total

     State and local         $   126,265      $  (384,324)      $  (258,059)
     Foreign                   1,009,975          387,953         1,397,928
                             -----------      -----------      ------------
     Total                   $ 1,136,240      $     3,629       $ 1,139,869
                             -----------      -----------      ------------
                             -----------      -----------      ------------

                                                  1996
                             -----------------------------------------------
                                Current         Deferred           Total

     State and local         $       292      $   302,208      $    302,500
     Foreign                     113,145         (159,312)          (46,167)
                             -----------      -----------      ------------

     Total                   $   113,437      $   142,896      $    256,333
                             -----------      -----------      ------------
                             -----------      -----------      ------------

     At December 31, 1997 and 1996, deferred tax assets and liabilities included in other current assets and other long-term liabilities, respectively, comprised the following:

                                                  DECEMBER 31,
                                        ------------------------------
                                              1997           1996

Current deferred tax assets              $ 1,057,278        $  965,156
Current deferred liabilities                (147,673)
Noncurrent deferred liabilities               (1,851)          (61,031)
                                         -----------       -----------
                                             907,754           904,125

Valuation allowance                         (667,296)         (667,296)
                                         -----------       -----------
Total deferred taxes - net               $   240,458        $  236,829
                                         -----------       -----------
                                         -----------       -----------

     The temporary differences which result in deferred tax assets and liabilities are primarily depreciation, benefit plan expenses, and restructuring expenses.

     The Company does not provide for taxes which would be payable if undistributed earnings of its foreign subsidiaries were remitted because it is the Company's intent to reinvest the undistributed earnings indefinitely. At December 31, 1997 and 1996, the accumulated undistributed earnings were not significant.

     As of December 31, 1997 and 1996, a valuation allowance of $667,296 was recorded for the net operating loss carryfowards of foreign subsidiaries due to the uncertainty of recovery of the benefit.

11.  LEASE COMMITMENTS

     The Company leases office facilities under operating leases which expire at various dates through 2008. Minimum lease payments and receipts under subleases in force at December 31, 1997 were as follows:


                                    Minimum            Sublease           Net Minimum
                                Lease Payments         Receipts          Lease Payments

          1998                 $  12,004,850         $  2,568,287        $  9,436,563
          1999                    11,049,913            2,315,167           8,734,746
          2000                     6,823,489              974,216           5,849,273
          2001                     3,646,911              204,132           3,442,779
          2002                     2,407,870                                2,407,870
          2003 and beyond          2,645,434                                2,645,434
                               -------------        -------------       -------------

          Total                $  38,578,467         $  6,061,802        $ 32,516,665
                               -------------        -------------       -------------
                               -------------        -------------       -------------

     In 1997 and 1996, rental expense for facility and other leases aggregated approximately $10,180,692 and $11,508,561, respectively, net of sublease income of $1,924,819 and $310,888, respectively.

12.  EMPLOYEE BENEFITS PLANS

     During 1996, the Company's employees participated in the benefit plans of DEI and Radian until new plans were established. The plan descriptions are as follows:

     DEI DEFINED CONTRIBUTION PLAN - DEI sponsored a 401(k) plan which covers substantially all employees. Under the provisions of the plan, the Company contributed the greater of $800 or 2% of the employee's salary up to the first $60,600. For amounts earned in excess of $60,600, DEI contributed 4% of the employee's salary. In addition, participating employees could defer up to 15% of annual compensation of which DEI would match 50% up to the first 4% of the participants' eligible compensation. Company contributions under the plan were $225,500 in 1996. Effective April 1, 1996, the participants in this plan became participants in the Radian 401(k) plan and this plan was terminated.

     DEI STOCK PURCHASE PLAN - DEI had a stock purchase plan that allowed participating employees to purchase, through payroll deductions, shares of Dow's common stock at the lower of the plan price or market price on the last day of trading prior to April 1, 1996. The plan was terminated January 31, 1996, and the Company made no contributions in 1996.

     DEI SUPPLEMENTAL OFFICER RETIREMENT PLAN - DEI maintained an unfunded, nonqualified deferred compensation plan for its officers. Under provisions of the plan, participating officers could defer up to 100% of their bonus and 15% of their salary to the plan, offset by the percentage deferred into the qualified 401(k) plan. DEI matched these contributions at the percentage matched for the qualified 401(k) plan and provided a basic contribution without regard for Internal Revenue Service Code limitation and reduced by amounts actually contributed in the 401(k) plan. Interest is earned and credited to the participant's account twice a year. This plan was frozen effective January 1, 1996.

     Radian 401(k) PLAN - Radian maintained an employee thrift plan which qualifies under section 401(k) of the Internal Revenue Code. The plan is a defined contribution plan. Effective April 1, 1996, this plan was amended and restated as the Radian International LLC 401(k) Thrift Plan and all employees of the Company who meet the service requirements specified in the plan are eligible for participation. Under the provisions of the thrift plan, participating employees may defer up to 10% of annual compensation. The Company matches 75% of the contributions, but not in excess of 6% of the participants' eligible compensation. Company contributions under the plan were $4,936,281 and $5,186,200 in 1997 and 1996, respectively.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND SALARY CONTINUATION AGREEMENT - Radian maintained an unfunded supplemental executive retirement plan ("SERP") and an unfunded salary continuation agreement for certain executives. The plans provide for benefits which supplement those provided by the Company's other benefit plans. The salary continuation plan is recorded in accordance with SFAS No. 87, "Employers' Accounting for Pensions." At December 31, 1997 and 1996, the Company had designated and deposited $4,858,843 and $4,102,840, respectively, in a trust account for the SERP.

     In accordance with the provisions of SFAS No. 87, the Company was required to record an additional minimum liability at December 31, 1997 and 1996. This amount represents the excess of the accumulated benefit obligations over the fair value of plan assets to the extent possible because the asset recognized may not exceed the amount of unrecognized prior service cost. The balance of the liability at the end of each period is reported as a component of members' equity, net of applicable taxes. At December 31, 1997 and 1996, the cumulative additional minimum liability was $1,071,614 and $1,394,089, respectively.

     The present value of accumulated benefits as of December 31, 1997 and 1996, determined in accordance with SFAS No. 87, was as follows:



                                                                1997            1996
          Actuarial present value of accumulated benefits:
             Vested                                         $  7,343,851    $  5,688,229
             Nonvested                                         1,338,163       1,979,261
                                                            ------------    ------------

          Total                                             $  8,682,014    $  7,667,490
                                                            ------------    ------------
                                                            ------------    ------------
     Actuarial assumptions used were as follows:

                                                                1997            1996

          Discount rates                                        7.00%           7.25%

     The expense of the plans for the years ended December 31, 1997 and 1996, determined in accordance with SFAS No. 87, was as follows:


                                                                     1997            1996
          Annual pension expense:
             Service cost                                        $    125,186    $    129,277
             Interest cost                                            570,717         512,762
             Amortization of unrecognized prior service cost          378,792         284,083
             Amortization of unrecognized loss                         21,715          48,613
                                                                 ------------    ------------

          Net periodic cost                                      $  1,096,410    $    974,735
                                                                 ------------    ------------
                                                                 ------------    ------------

     A reconciliation of the funded status of the plans at December 31, 1997 and 1996 was as follows:

                                                                        1997               1996
          Projected benefit obligation                              $  8,682,014       $  7,667,490
          Plan assets available for benefits
                                                                    ------------       ------------

          Deficiency of assets over projected benefit obligation      (8,682,014)        (7,667,490)

          Unrecognized prior service costs                             2,974,452          2,556,744
          Unrecognized net loss                                        1,071,614          1,394,089
                                                                    ------------       ------------

          Accrued pension liability                                 $  4,635,948       $  3,716,657
                                                                    ------------       ------------
                                                                    ------------       ------------

     POSTRETIREMENT BENEFITS - The Company provides certain medical insurance benefits to eligible retired employees. The defined-benefit plan covers substantially all employees. The plan for all retirees allows for a reimbursement credit of up to $50 per month for medigap premiums. Eligible retirees for the medigap plan must meet minimum active service requirements. The plan is unfunded.

     The Company has adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." This standard requires that the expected cost of retiree benefits be charged to expense during the years that the employees render service rather than the Company's past practice of recognizing these costs on a cash basis.

     The plan's combined funded status at December 31, 1997 and 1996 is as follows:

                                                                               1997         1996
     Accumulated postretirement benefit obligation (APBO):
        Retirees                                                           $   97,314   $   97,314
        Active plan participants, fully eligible                              109,659      109,659
        Active plan participants, not yet fully eligible                      462,146      462,146
                                                                           ----------   ----------

     Total APBO                                                               669,119      669,119

        Unrecognized net loss from past experience different from that
           assumed and from changes in assumptions                            202,872       53,692
                                                                           ----------   ----------

     Accrued postretirement benefits                                       $  871,991   $  722,811
                                                                           ----------   ----------
                                                                           ----------   ----------

     Net periodic postretirement benefit cost for 1997 and 1996 included the following components:

                                                                               1997         1996
     Service cost of benefits earned                                       $   61,845   $   61,845
     Interest cost on APBO                                                     43,846       43,846
     Amortization of unrecognized net gain and prior services cost              1,046        1,046
                                                                           ----------   ----------

     Net periodic postretirement benefit cost                              $  106,737   $  106,737
                                                                           ----------   ----------
                                                                           ----------   ----------

     The weighted-average discount rate used in determining the APBO was 7.25% in 1997 and 1996. The effect of a one percent increase in the assumed health care cost trend rates would be to increase the accumulated postretirement benefit obligation and the aggregate of the service cost and interest cost by $7,894 and $565, respectively.

     During 1996, the Company sold two business units. The reduction of employees which resulted from the sale of these business units was treated as a plan curtailment. The curtailment resulted in a reduction of the accrued postretirement benefit of $20,000.

     POSTEMPLOYMENT BENEFITS - The Company has adopted SFAS No. 112, "Employer's Accounting for Postemployment Benefits." The accumulated postemployment benefit obligation was $493,578 and $217,607 as of December 31, 1997 and 1996, respectively.

     SIGNIFICANT ESTIMATES - At December 31, 1997, the Company has recorded an obligation for the supplemental executive retirement plan, salary continuation agreement, postretirement and postemployment benefits of $7,367,716, of which $838,073 is included in accrued payroll and related items. At December 31, 1996, such amounts were $6,082,686 and $217,607, respectively. Significant assumptions used in determining the obligation and related expense include discount rates, rate of increase for future compensation, withdrawals, mortality and retirement rates and expected claim costs.

13.  RELATED PARTY TRANSACTIONS

     The Company recognized $41,702,311 and $38,092,362 of revenue from member companies in 1997 and 1996, respectively. Interest expense on member company debt aggregated $2,380,645 and $1,595,879 in 1997 and 1996, respectively. During 1997 and 1996, certain Dow employees provided technical and engineering services to the Company under a Technology Services Agreement. The amounts charged by Dow related to this agreement during 1997 and 1996 were $681,000 and $2,015,589, respectively. At December 31, 1997 and 1996, accounts payable and accrued liabilities included $3,805,823 and $5,003,522, respectively, in amounts owed to Dow for technical services, administrative services, and facility costs. See
     Note 5 for information regarding amounts due from members included in accounts receivable.

14.  RESTRUCTURING AND TERMINATION ACCRUALS

     In December 1996, the Company's management approved a restructuring of the Company and a realignment of the current workforce which resulted in the termination of 110 employees. The termination payments of $3,443,000, which were substantially paid out during 1997, were accrued as of December 31, 1996 as a component of general and administrative expenses.

     During 1997, the Company reorganized its operations, resulting in the termination of approximately 50 employees. The termination payments of $3,149,000, which will be substantially paid out within 1998, were accrued as of December 31, 1997 as a component of general and administrative expenses. Additionally, at December 31, 1997, the Company accrued $2,001,000 related to amounts to be paid to three former executives under consulting agreements.

15.  SALE OF BUSINESS UNITS

     On June 14, 1996, the Company sold the contracts and certain fixed assets related to its Environmental Protection Agency business for $1,105,000 in cash and a note receivable of $1,446,759. A gain of $1,828,153 was recognized. The sale agreement provides for an adjustment to the sales price, based on revenues earned on the sold contracts through July 15, 2001. Through December 31, 1997, there were no downward revisions of the sales price and management believes that the future performance of the contracts will be adequate to prevent any such revisions.

     On March 29, 1996, the Company sold its electronic assembly services unit for $2,000,000. A gain of $528,909 was recognized.

     On April 7, 1997, the Company sold its electronic paneling services unit for $2,600,000. No gain or loss was recognized.

16.  CONTINGENCIES

     The Company is involved in various legal matters arising in the normal course of business. In management's opinion, the Company's ultimate liability or loss, if any, resulting from such legal matters will not have a material adverse effect on its financial position.

     The Company's contracts with the U.S. government are subject to examination by the Defense Contract Audit Agency ("DCAA"). Contracts and other records of the Company have been examined and reported upon by the DCAA through December 31, 1994. Management of the Company believes that adjustments, if any, resulting from potential renegotiation proceedings for years subsequent to 1994 will have no significant impact on the Company's financial condition or results of operations.

     The Company is self-insured up to certain limits for employee health benefits. Therefore, the financial statements include a reserve for claims incurred. The Company also retains a portion of risk for casualty losses.

17.  GOODWILL

     At December 31, 1997 and 1996, goodwill comprised the following:

                                     1997              1996
     Goodwill                   $  24,205,663     $  31,414,482
     Accumulated amortization       7,173,653         6,638,008
                                -------------     -------------
     Total                      $  17,032,010     $  24,776,474
                                -------------     -------------
                                -------------     -------------

     During 1997, the Company recorded an impairment write-down of $7,246,007 in general and administrative expenses related to the goodwill associated with Ecobilan S.A. Projected levels of business used to determine the purchase price of Ecobilan S.A. have not been achieved and management does not believe that the anticipated future activities support the recorded balance of goodwill. The impairment amount was calculated using discounted future cash flows.

18.  SUBSEQUENT EVENT

     On January 2, 1998, HSB exercised its option to require Dow to repurchase its ownership interest in the Company. Effective that date, TCM Technologies, Inc., a wholly owned subsidiary of Dow, purchased HSB's ownership interest.

                                        ******